UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 18, 2012

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace Boulevard, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TECHE HOLDING COMPANY

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated June 18, 2012, Robert J. Judice, Jr., a director of the Registrant, notified the Registrant of his decision to retire from the Registrant’s Board of Directors and from the Board of Directors of Teche Federal Bank, the Registrant’s wholly-owned subsidiary. The retirement was effective as of June 20, 2012, the date of acceptance by the Registrant.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 20, 2012, the Board of Directors of the Registrant approved an amendment to Article III, Section 2 of the Registrant’s Amended and Restated Bylaws providing that the size of the Board be decreased from 12 to 11 members.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHE HOLDING COMPANY
/s/ Patrick O. Little
Date: June 20, 2012	By:	Patrick O. Little Chairman, President and Chief Executive Officer